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                                                            Exhibit 23(a)





                          Independent Auditors' Consent


The Board of Directors
First Commercial Bancorp, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP
St. Louis, Missouri
December 1, 1997